UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

4M CARBON FIBER CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55401	80-0379897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

835 Innovation Drive, Suite 200 Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 444-6789

_____________________________________________________

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 1, 2018, 4M Carbon Fiber Corp., a Delaware corporation (the “Company”), issued 4.5 million (4,500,000) unregistered shares of 370 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company to Robert M. Klawonn pursuant to the terms of Mr. Klawonn’s Employment Agreement (disclosed under Item 5.02 of this Form 8-K).

The Company issued the foregoing shares pursuant to the exemption of the registration requirements of the Securities Act of 1933, as amended, available under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities and no advertising or general solicitation was employed in offering the securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2018, the Board of Directors of the Company appointed Robert M. Klawonn as the Chief Executive Officer of the Company, effective immediately.  Mr. Klawonn replaces Joshua M. Kimmel as Chief Executive Officer.  Mr. Kimmel remains the Company’s President and a member of the Board of Directors.

Robert M. Klawonn (age 51), has extensive international experience, forming multi-level corporate relationships in the highly competitive materials industries of iron & steel and carbon fibers.  From 1996 to 2006, Mr. Klawonn presented, negotiated and licensed market-leading, energy-intensive industrial technologies valued between $40 and $350 million thereby successfully maximizing the strategic investment value of the technologies.  From August 2008 to April 30, 2018, Mr. Klawonn led Toho Tenax America, Inc., the North American division of Toho Tenax Co., Ltd of Japan, the world’s number two carbon fiber producer’s US Division, while acting as President of its subsidiary company, Diversified Structural Composites, Inc. (Toho Tenax America daughter company), from July 1, 2015 to April 30, 2018.   Mr. Klawonn holds an B.S. in Mechanical Engineering from Bucknell University in Lewisburg, PA (1988) and an MBA from Robert Morris College in Pittsburgh, PA (2004).

On May 1, 2018, the Company entered into an Employment Agreement, effective as of May 1, 2018 (the “Effective Date”), with Mr. Klawonn (the “Executive”) pursuant to which Mr. Klawonn serves as the President and Chief Executive Officer of the Company (the “Employment Agreement”).

Below is a summary of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Term. The term of the Employment Agreement is from the Effective Date until the third anniversary of the Effective Date (the “Initial Term”) and shall automatically renew for successive one-year periods (each, an “Extended Term”), unless written notice of non-renewal is given by either party to the other not less than 180 days prior to the end of the Initial Term or any Extended Term. As used herein, “Term” shall include the Initial Term and any Extended Term, but the Term shall end upon any termination of the Employment Agreement with the Company as provided therein. Notwithstanding the foregoing, in the event a Change in Control (as defined in the agreement) occurs during the Initial Term or any Extended Term, the Term shall be extended until 18 months after the Change in Control.

Base Salary. During the Term, the Executive’s initial annual base salary shall be $300,000 (the “Base Salary”). The Executive’s base salary shall be reviewed at least annually by the Board and may be increased in its discretion but, once increased, may not be decreased. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for senior executives. Until the Company consummates an initial or alternative public offering of its securities, it may defer up to 20% of the Executive’s Base Salary for a maximum of one year, dependent on the cash needs of the Company.

Incentive Compensation. During the Term, the Executive shall be eligible to receive annual cash incentive compensation (“Annual Cash Incentive Compensation”) as determined by performance goals established by the Board upon consultation with the Executive. The Executive’s maximum Annual Cash Incentive Compensation shall be 100% his Base Salary, pro-rated for the first year of the Initial Term. Incentive compensation for any calendar year will be payable within 75 days after the end of such year.

Initial Equity Awards. As a material inducement to the Executive’s accepting employment with the Company, on the Effective Date, the Executive shall be granted equity awards with an aggregate value of 4,500,000 shares of common stock (the “Initial Equity Award”). The Initial Equity Award shall be provided for in shares of time-based restricted stock units and vest in equal monthly installments throughout the Initial Term, commencing on the Effective Date and each subsequent three-month anniversary thereof, subject to the continued employment of the Executive other than as stated in the Employment Agreement and restricted to the terms and conditions of a Restricted Stock Award to be entered into by the Company and the Executive.

Signing Bonus.  The Company shall pay the Executive a $100,000 signing bonus, payable within 30 days of the Effective Date or deferred at the sole discretion of the Company and payable in six equal monthly installments.  The signing bonus shall be immediately payable in the event upon the completion of a Public Offering or at the discretion of the Board.

Equity Compensation. During the Initial Term, the Executive will be eligible to participate to receive equity compensation of a minimum of 4.5 million (4,500,000) shares of common stock, as determined by performance goals established by the Board of Directors.  For each calendar year during the Term, the Executive is eligible to receive annual equity grants.

Expenses. The Executive shall be entitled to receive prompt reimbursement for any and all (i) reasonable expenses incurred by him during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its senior executive officers. Any reimbursement that the Executive is entitled to receive shall (i) be paid as soon as practicable and in any event no later than the last day of the Executive’s tax year following the tax year in which the expense was incurred, (ii) not be affected by any other expenses that are eligible for reimbursement in any tax year, and (iii) not be subject to liquidation or exchange for another benefit.

Other Benefits. During the Term, the Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.

Clawback Provisions.   All incentive-based compensation received by the Executive is subject to deductions and clawback as may be required pursuant to law, government regulation or stock exchange requirement (or any policy adopted by the Company pursuant thereto).

Termination.  The Employment Agreement may be terminated by the Company with or without Cause (as defined therein) or by the Executive with or without Good Reason (as defined therein).

Termination by the Company Without Cause or by the Executive with Good Reason. During the Term, if the Executive’s employment is terminated by the Company without Cause or the Executive terminates his employment for Good Reason, then the Company shall pay the Executive any vested benefits the Executive may have under any employee benefit plan of the Company through the date of termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Benefit”). In addition, subject to the Executive signing a separation agreement, the Company shall pay the Executive an amount equal to one time the sum of (A) the Executive’s Base Salary plus (B) the Executive’s Annual Cash Incentive Compensation (the “Severance Amount”).  Also, (i) all time-based equity awards (including any awards originally subject to performance vesting conditions that remain subject to time-based vesting after satisfaction of such performance conditions) held by the Executive in which the Executive would have vested solely if he had remained employed for an additional 24 months following the Date of Termination shall vest and become exercisable or non-forfeitable and (ii) all performance-based equity awards held by the Executive in which the Executive would have vested had he remained employed through the end of the performance period in respect of each such award shall become vested as of the end of such performance period(s) based on the Company’s actual performance through the end of such performance period(s) but such amount shall be further prorated in the manner set forth in the applicable award agreement; and (iii) for a period of 18 months following the Date of Termination or until the Executive becomes covered under a group health plan of another employer, whichever is earlier, subject to the Executive’s continued copayment of premium amounts in amounts consistent with that applicable to active employees, the Executive, the Executive’s spouse and dependents shall continue to participate in the Company’s health insurance plan (medical, dental and vision) upon the same terms and conditions in effect for other executives of the Company; provided, however, that the continuation of health benefits under this Subsection shall reduce and count against the rights of the Executive, the Executive’s spouse and dependents under COBRA.

Change in Control Benefits. During the Term, if upon or within 18 months after a Change in Control, the Executive’s employment is terminated by the Company without Cause or the Executive terminates his employment for Good Reason, then, subject to the signing of the Separation Agreement and Release by the Executive and the Separation Agreement and Release becoming irrevocable, all within 60 days after the Date of Termination, (i) the Company shall pay the Executive a lump sum in cash in an amount equal to 300% of the sum of (A) the Executive’s current Base Salary (or the Executive’s Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) the Executive’s Annual Cash Incentive Compensation; and (ii) all equity awards held by the Executive shall immediately accelerate and become fully vested, exercisable (if applicable) and nonforfeitable; and (iii) for a period of 18 months following the Date of Termination or until the Executive becomes covered under a group health plan of another employer, whichever is earlier, subject to the Executive’s continued copayment of premium amounts in amounts consistent with that applicable to active employees, the Executive, the Executive’s spouse and dependents shall continue to participate in the Company’s health insurance plan (medical, dental and vision) upon the same terms and conditions in effect for other executives of the Company.

Change in Control. The term “Change in Control” shall mean any of the following: (i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (ii) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company in a single transaction or series of related transactions (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or (iii) persons who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any

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reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or (iv) any other acquisition of the business of the Company in which a majority of the Board votes in favor of a decision that a Change in Control has occurred within the meaning of this Agreement; or (v) the approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50%  or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause.

A copy of the Employemnt Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employemt Agreement, dated May 1, 2018, between 4M Carbon Fiber Corp. and Robert M. Klawonn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

4M CARBON FIBER CORP.

Dated: May 7, 2018	By:	/s/ Rodney G. Grubb
Rodney G. Grubb
Chief Operating Officer

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